EXHIBIT 32

STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Uonlive Corporation (f/k/a China World Trade Corporation) (the "Company") for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Tsun Sin Man Samuel, Chief Executive Officer, and Hui Chi Kit, Chief Financial Officer of the Company, individually certify that:

·        the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

·        information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented.

/s/ Tsun Sin Man Samuel Tsun Sin Man Samuel Chief Executive Officer Dated: March 29, 2010 /s/ Hui Chi Kit Hui Chi Kit Chief Financial Officer Dated: March 29, 2010

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Uonlive Corporation (f/k/a China World Trade Corporation) and will be retained by Uonlive Corporation and furnished to the Securities and Exchange Commission or its staff upon request.